Exhibit 1.1
                                BANK UNITED CORP.

2,000,000 PREMIUM INCOME EQUITY SECURITIES SM ("PIES SM")*

                     CONSISTING OF 2,000,000 CORPORATE PIES

                             UNDERWRITING AGREEMENT

                                                              August 4, 1999
LEHMAN BROTHERS INC.
Three World Financial Center
New York, New York 10285

Ladies and Gentlemen:

     Bank United Corp., a Delaware corporation (the "Company"), confirms its agreement with Lehman Brothers Inc. (the "Underwriter"), with respect to the issue and sale by the Company and purchase by the Underwriter of 2,000,000 Premium Income Equity Securities ("PIES") (the "Firm PIES"). In addition, the Company proposes to grant to the Underwriter an option to purchase up to an additional 300,000 PIES on the terms and for the purposes set forth in Section 2 (the "Option PIES"). The Firm PIES and the Option PIES, if purchased, are hereinafter collectively called the "PIES." Capitalized terms used herein without definition shall be used as defined in the Final Prospectus (as hereinafter defined).

     Each PIES will initially consist of a unit (a "Corporate PIES") comprised of (a) a stock purchase contract (a "Purchase Contract") under which (i) the holder will purchase from the Company no later than August 15, 2002, for $50, a number of shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"), equal to the Settlement Rate as set forth in the Purchase Contract Agreement (as hereinafter defined) and (ii) the Company will pay to the holder contract adjustment payments and (b) a share of the Company's Series B Preferred Stock, liquidation preference $50 per share (the "Preferred Stock"). In accordance with the terms of a Purchase Contract Agreement (the "Purchase Contract Agreement") to be entered into between the Company and The First National Bank of Chicago, as Purchase Contract Agent (the "Purchase Contract Agent"), the holders of the PIES will pledge the Preferred Stock to The Bank of New York, as Collateral Agent (the "Collateral Agent"), pursuant to a Pledge Agreement (the "Pledge Agreement") to be entered into among the Company, the Purchase Contract Agent, The Bank of New York, as Securities Intermediary (the "Securities Intermediary"), and the Collateral Agent, to secure the holders' obligations to purchase Common Stock under the Purchase Contracts.

     This is to confirm the agreement concerning the purchase of the PIES by the Underwriter.
___________________

* "Premium Income Equity Securities" and "PIES" are service marks owned by Lehman Brokers Inc.

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     1. Representations, Warranties and Agreements of the Company. The Company
represents, warrants and agrees that:

          (a) A registration statement on Form S-3 (File No. 333-75937) and an amendment or amendments thereto with respect to the offering and sale of securities of the Company, including the PIES have (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. The registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies in all other material respects with such Rule. The Company proposes to file with the Commission pursuant to Rule 424(b) under the Securities Act ("Rule 424(b)") a supplement to the form of prospectus included in the registration statement relating to the initial offering of the PIES and the plan of distribution thereof and has previously advised you of all further information (financial and other) with respect to the Company to be set forth therein. The term "Registration Statement" means the registration statement, as amended at the date of this Agreement and as amended from time to time hereafter, including the exhibits thereto, and all documents incorporated therein by reference pursuant to Item 12 of Form S-3 (the "Incorporated Documents"), and the prospectus, in the form in which it appeared in the Registration Statement at the time the Registration Statement became effective, including the Incorporated Documents, is hereinafter referred to as the "Basic Prospectus"; and such supplemented form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424(b) (including the Basic Prospectus as so supplemented), is hereinafter called the "Final Prospectus". The form of preliminary prospectus included in Amendment No. 1 to the registration statement as filed with the Commission on July 29, 1999, including the form of preliminary prospectus supplement dated July 29, 1999 relating to the PIES which was also included therein, is hereinafter referred to as the "Preliminary Prospectus". Any reference herein to the Registration Statement, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the Incorporated Documents which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Agreement, the issue date of the Preliminary Prospectus or the issue date of the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any Incorporated Documents under the Exchange Act after the date of this Agreement or the issue date of the Basic Prospectus, the Preliminary Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference. Copies of the Registration Statement (including any amendment or amendments to such Registration Statement) have been delivered by the Company to the Underwriter.

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          (b) (i) Each document, if any, filed or to be filed pursuant to the
     Exchange Act and incorporated by reference in the Interim Prospectus or Final Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Preliminary Prospectus complied and the Registration Statement and the Final Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the Rules and Regulations and (iv) the Preliminary Prospectus did not contain and the Final Prospectus does not contain and, as it may be amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided that no representation and warranty is made as to information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Final Prospectus in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by the Underwriter or on behalf of the Underwriter specifically for inclusion therein; and the Commission has not issued an order preventing or suspending the use of the Registration Statement, the Preliminary Prospectus or the Final Prospectus.

          (c) The shares of Common Stock to be issued and sold by the Company pursuant to the Purchase Contracts have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Purchase Contracts, will be duly and validly issued, fully paid and non-assessable and will not be subject to any preemptive rights of any person.

          (d) The Corporate PIES have been duly authorized by the Company, and when duly executed by the Company (assuming due execution by the Purchase Contract Agent as attorney-in-fact for the holders thereof and due authentication by the Purchase Contract Agent) and delivered by the Company and upon payment therefor as set forth herein, will be duly and validly issued and outstanding, and will constitute valid and binding obligations of the Company entitled to the benefits of the Purchase Contract Agreement and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) (the "Bankruptcy Exceptions") and an implied covenant of good faith and fair dealing.

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          (e) The shares of Preferred Stock have been duly authorized by the
     Company and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and will not be subject to any preemptive rights of any person.

          (f) The Purchase Contract Agreement has been duly authorized by the Company and, when duly executed by the proper officers of the Company (assuming due execution and delivery by the Purchase Contract Agent) and delivered by the Company, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions and an implied covenant of good faith and fair dealing.

          (g) The Pledge Agreement has been duly authorized by the Company and, when duly executed by the proper officers of the Company (assuming due execution and delivery by the Purchase Contract Agent, the Securities Intermediary and the Collateral Agent) and delivered by the Company, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions and an implied covenant of good faith and fair dealing.

          (h) This Agreement has been duly authorized, executed and delivered by the Company; and the Remarketing Agreement (the "Remarketing Agreement") to be entered into by the Company and Lehman Brothers Inc., as Remarketing Agent, has been duly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions and an implied covenant of good faith and fair dealing.

          (i) The Corporate PIES, the Preferred Stock, the Common Stock to be issued and sold pursuant to the Purchase Contracts, the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement, when the Corporate PIES are delivered pursuant to this Agreement, will conform to the descriptions thereof contained in the Final Prospectus.

          (j) The accountants who certified the financial statements and any supporting schedules thereto included or incorporated by reference in the Registration Statement and the Final Prospectus, and who delivered the letters referred to in Section 7(g) of this Agreement, are independent public accountants as required by the Securities Act and the Rules and Regulations.

          (k) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference

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     in the Final Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or as would not have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company (a "Material Adverse Effect"); and, since such date there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Final Prospectus.

          (l) The consolidated financial statements included in the Registration Statement and the Final Prospectus, together with the related schedules and notes, present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except as may be noted therein. The selected financial data and the summary financial information included in the Final Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

          (m) Since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, stockholders' equity, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (iii) except for regular quarterly dividends on the Common Stock or on the Series A Preferred Stock of Bank United (the "Bank") or on the Series B Preferred Stock of the Bank or on the Common Stock of the Bank in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Bank or the Company on any class of its capital stock.

          (n) The Company, and each of its subsidiaries including the Bank, has been duly organized and is validly existing as a corporation or as a federal savings bank, as the case may be, in good standing under the laws of its jurisdiction and has all necessary corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus; the Company has all

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     necessary corporate power and authority to enter into and perform its obligations under this Agreement, the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement; and the Company and each of its subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.
     (o) (i) The Bank is the only "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X). The only subsidiaries of the Company other than the Bank are the wholly-owned subsidiaries of the Bank listed on Schedule 1 hereto which, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X. The activities of all of the Bank's subsidiaries are permitted to subsidiaries of a federally chartered savings bank, the deposits of which are insured by the Savings Association Insurance Fund ("SAIF"), which is administered by the Federal Deposit Insurance Corporation (the "FDIC").

          (ii) All of the issued and outstanding capital stock of the Bank and each subsidiary of the Bank has been duly authorized and validly issued, is fully paid and non-assessable and, except as otherwise disclosed in the Final Prospectus, and, other than the Series A Preferred Stock of the Bank and the Series B Preferred Stock of the Bank, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

          (p) The authorized, issued and outstanding capital stock of the Company is as set forth in the Final Prospectus under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Final Prospectus). The shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

          (q) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the

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     Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby and the consummation of the transactions contemplated herein (including the issuance and sale of the Corporate PIES, the Preferred Stock and the Common Stock to be issued and sold pursuant to the Purchase Contract and the use of the proceeds from the sale of the Corporate PIES as described in the Final Prospectus under the caption "Use of Proceeds" (collectively, the "Transactions") and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its subsidiaries pursuant to, any Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or (except for such violations that would not result in a Material Adverse Effect) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require (whether with or without the giving of notice or passage of time or both) the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

          (r) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

          (s) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which individually or in the aggregate for all such actions, suits, proceedings, inquiries or investigations is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might

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     reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the Transactions or the performance by the Company of its obligations hereunder and thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business of the Company or any of its subsidiaries, could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party to any written agreement or memorandum of understanding with, or commitment letter or similar undertaking to, or subject to any order or directive issued by, or a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any federal or state government agency or authority with responsibility for the supervision or regulation of depository institutions or their holding companies or the insurance of deposits, which in any such case materially restricts the conduct of its business or in any manner relates to its capital adequacy, its credit policies or its management, nor has the Company or any of its subsidiaries been advised by any such regulatory authority that it is contemplating issuing or requesting any such order, decree, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar undertakings or board resolutions.

          (t) There are no contracts or documents which are required to be described in the Registration Statement, the Final Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

          (u) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

          (v) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, including, without limitation, the OTS and the FDIC, is necessary or

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     required for the due authorization, execution and delivery by the Company of this Agreement or for the performance by the Company of the Transactions, except such as have been already obtained or will have been obtained or made prior to the Closing Date (as defined below) or as may be required under the Securities Act or the Rules and Regulations or state securities laws.

          (w) The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (x) The Company and its subsidiaries have good and marketable title to all real, tangible and intangible property reflected in the most recent balance sheet included in the Final Prospectus as owned by the Company and its subsidiaries and good title to all other properties reflected in the most recent balance sheet included in the Final Prospectus as owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Final Prospectus or (ii) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; or, with respect to any such real property, render title unmarketable as to a material part thereof and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Final Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

          (y) The Company is not, and upon the issuance and sale of the PIES as herein contemplated and the application of the net proceeds therefrom as described

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                                                                          10

     in the Final Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

          (z) Except as described in the Final Prospectus, and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

          (aa) Except as described in the Registration Statement or as set forth in any document or agreement described in the Registration Statement as containing such rights, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company or the Bank, under the Securities Act or otherwise.

          (ab) Each of the Company and the Bank maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
     (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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          (ac) To the knowledge of the Company, neither the Company, the Bank nor any employee or agent of the Company or the Bank has made any payment of funds of the Company or the Bank or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Final Prospectus.

          (ad) Each of the Company and the Bank has filed all tax returns required to be filed, which returns are complete and correct in all material respects, and each of the Company and the Bank is not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

          (ae) In the event the Company shall become either directly or indirectly a bank holding company for purposes of the Bank Holding Company Act of 1956, as amended (the "BHC Act") and the rules and regulations of the Board of Governors of the Federal Reserve System thereunder (the "BHC Rules"), the current activities of the Company and its subsidiaries (as defined in the BHC Rules) would be activities permissible for a bank holding company under the BHC Act and the BHC Rules.

          (af) The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the PIES.

          (ag) The Company has satisfied the conditions for use of Form S-3, as set forth in the General Instructions thereto.

     2. Purchase of the PIES by the Underwriter. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 2,000,000 Firm PIES to the Underwriter and the Underwriter agrees to purchase 2,000,000 Firm PIES.

     In addition, the Company grants to the Underwriter an option to purchase up to 300,000 Option PIES. Such option is granted solely for the purpose of covering over-allotments in the sale of the Firm PIES and is exercisable as provided in Section 4 hereof.

     The price of both the Firm PIES and any Option PIES shall be $48.50 per PIES.

     The Company shall not be obligated to deliver any of the PIES to be delivered on the First Delivery Date (as hereinafter defined) or the Second Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the PIES to be purchased on such Delivery Date as provided herein.

     3. Offering of PIES by the Underwriter. The Underwriter proposes to offer the Firm PIES for sale upon the terms and conditions set forth in the Final Prospectus.

     4. Delivery of and Payment for the PIES. Delivery of and payment for the PIES shall be made at the office of Simpson Thacher & Bartlett at 425 Lexington Avenue, New York, New York, at 8:30 A.M., New York City time, on the third full business day following the date of this Agreement (unless the sale of the PIES hereunder has been priced after 4:30 p.m. Eastern time on the date of this Agreement, in which case the fourth full business day following the date of this Agreement) or at such other date or place as shall be determined by agreement between the Underwriter and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company, through the facilities of The Depository Trust Company ("DTC"), shall deliver or cause to be delivered a securities entitlement with respect to the Firm PIES to the Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer of same-day funds to a bank account designated by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder. Upon delivery, the Firm PIES shall be registered in the name of Cede & Co., as nominee for DTC.

     At any time on or before the thirtieth day after the date of this Agreement the option granted in Section 2 may be exercised by written notice being given to the Company by the Underwriter. Such notice shall set forth the aggregate number of Option PIES as to which the option is being exercised, the names in which the Option PIES are to be registered, the denominations in which the Option PIES are to be issued and the date and time, as determined by the Underwriter, when the Option PIES are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the Option PIES are delivered are sometimes referred to as the "Second Delivery Date" and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a "Delivery Date".

     Delivery of and payment for the Option PIES shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Underwriter and the Company) at 8:30 A.M., New York City time, on the Second Delivery Date. On the Second Delivery Date, the Company, through the facilities of DTC, shall deliver or cause to be delivered a securities entitlement with respect to the Option PIES to the Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer of same-day funds to a bank account designated by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder. Upon delivery, the Option PIES shall be registered in the name of Cede & Co., as nominee of DTC.

     The Preferred Stock underlying the PIES will be pledged with the Collateral Agent to secure the holders' obligations to purchase Common Stock under the Purchase Contracts. Such pledge shall be effected by the transfer to the Securities Intermediary of the Preferred Stock to be pledged to the Collateral Agent in accordance with the Pledge Agreement.

     5. Further Agreements of the Company. The Company agrees:

          (a) To prepare the Final Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Final Prospectus except as permitted herein; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Final Prospectus or any amended Final Prospectus has been filed and to furnish the Underwriter with copies thereof; to timely file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Final Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the PIES; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Final Prospectus, of the suspension of the qualification of the PIES for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Final Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Final Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

          (b) To furnish promptly to the Underwriter and to counsel for the Underwriter a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

          (c) To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: () conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement, the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement) and, () the Final Prospectus (not later than 5:00 P.M., New York City time, of the day following the execution and delivery of this Agreement) and any amended or supplemented Final Prospectus (not later than 5:00 P.M., New York City time, on the day following the date of such amendment or supplement) and () any document incorporated by reference in the Preliminary Prospectus or Final Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the PIES (or any other securities relating thereto) and if at such time any event shall have occurred as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the Final Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Final Prospectus or to file under the Exchange Act any document incorporated by reference in the Final Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Underwriter and, upon its request, to prepare and to file such amendment, supplement or document, to cause any amendment of the Registration Statement containing an amended Final Prospectus to be made effective as soon as possible and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Final Prospectus which will correct such statement or omission or effect such compliance.

          (d) To file promptly with the Commission any amendment to the Registration Statement or the Final Prospectus or any supplement to the Final Prospectus that may, in the judgment of the Company or the Underwriter, be required by the Securities Act or requested by the Commission.

          (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Final Prospectus, including any document incorporated by reference in the Final Prospectus, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter to the filing.

          (f) Timely file such reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

          (g) For a period of five years following the effective date of the Registration Statement, to furnish to the Underwriter copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Company's common stock or the PIES may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

          (h) Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Preferred Stock, the Purchase Contracts, the Common Stock and the Corporate PIES for offering and sale under the securities laws of such jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Preferred Stock, the Purchase Contracts, the Common Stock and the Corporate PIES; provided that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

          (i) For a period of 90 days from the date of the Final Prospectus, not to, directly or indirectly, offer for sale, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition or purchase by any person at any time in the future of) or file any registration statement under the Securities Act with respect to, any PIES, common stock, purchase contracts or preferred stock of any series other than the series of preferred stock of the Company which is the subject of a concurrent offering described in the Final Prospectus, or any securities of the Company similar to the PIES, purchase contracts or preferred stock of any such series (other than (i) the PIES offered hereby, (ii) Treasury PIES or Corporate PIES that may be created or recreated upon substitution of pledged securities or common stock issuable upon early settlement of the Corporate PIES or Treasury PIES, (iii) shares of common stock, or options to purchase shares of common stock, issued in a merger involving the Company or in connection with an acquisition transaction,
     (iv) shares of common stock issued, or options to purchase shares of common stock granted pursuant to employee benefit plans existing on the date hereof or (v) shares of common stock issued under any non-employee director stock plan or dividend reinvestment plan), without the prior written consent of the Underwriter.

          (j) To use its best efforts to complete the (i) listing of the Corporate PIES on the New York Stock Exchange, Inc., subject only to official notice of issuance and evidence of satisfactory distribution and
     (ii) listing or quotation of the Common Stock to be issued and sold pursuant to the Purchase Contracts on the exchange or quotation system on which the Company's Common Stock is listed or quoted at the time of such issuance and sale.

          (k) To use the net proceeds received by it from the sale of the PIES pursuant to this Agreement in the manner specified in the Final Prospectus under the caption "Use of Proceeds."

     6. Expenses. The Company agrees to pay (a) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the PIES under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Preliminary Prospectus and the Final Prospectus and amendments and supplements thereto; (b) the costs incident to the authorization, issuance, sale and delivery of the Preferred Stock, Purchase Contracts, Common Stock to be issued and sold pursuant to the Purchase

Contracts and PIES and any taxes payable in connection therewith; (c) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto;
(d) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Preliminary Prospectus, the Final Prospectus and any amendment or supplement to any such prospectus or any document incorporated by reference therein, all as provided in this Agreement; (e) the costs of reproducing and distributing this Agreement and any other related documents in delivery of the PIES; (f) any applicable listing or other fees; (g) the fees and expenses of qualifying the Preferred Stock, Purchase Contracts, Common Stock and PIES under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriter); (h) the filing fees and any expenses of legal counsel incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the PIES; (i) any fees charged by securities rating services for rating the PIES (or any related security); (j) the fees and expenses of the Purchase Contract Agent, the Collateral Agent, the Securities Intermediary and their respective counsel; (k) any transfer taxes payable in connection with the sale of the PIES to the Underwriter; and (l) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this
Section 6, the Underwriter shall pay its own costs and expenses, including the costs and expenses of its counsel, any transfer taxes on the PIES which it may sell and the expenses of advertising any offering of the PIES made by the Underwriter.

     7. Conditions of Underwriter's Obligations. The obligations of the Underwriter hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to each of the following additional terms and conditions:

          (a) As of each Delivery Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act, and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with. The Final Prospectus shall have been filed with the Commission in accordance with Section 5(a) hereof.

          (b) On each Delivery Date, the Underwriter shall have received the favorable opinion, dated as of such Delivery Date, of Wachtell, Lipton, Rosen & Katz, counsel for the Company, in form and substance satisfactory to counsel for the Underwriter to the effect set forth in Exhibit A hereto.

          (c) On each Delivery Date, the Underwriter shall have received the favorable opinion, dated as of such Delivery Date, of Jonathon K. Heffron, Esq., General Counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit B hereto.

          (d) On each Delivery Date, the Underwriter shall have received the favorable opinion, dated as of such Delivery Date, of Simpson Thacher & Bartlett, counsel for the Underwriter, with respect to the Registration Statement, Final Prospectus, the validity of the Preferred Stock, Purchase Contract, Common Stock to be issued pursuant to the Purchase Contracts and other related matters as the Underwriter may reasonably request.

          (e) The Law Department of Bank One Corporation shall have furnished to the Underwriter its written opinion, as counsel to The First National Bank of Chicago, as Purchase Contract Agent, dated such Delivery Date, in form and substance satisfactory to counsel for the Underwriter, to the effect that:

               (i) The Purchase Contract Agent is duly incorporated as a national banking corporation with all necessary power and authority to execute, deliver and perform its obligations under the Purchase Contract Agreement and the Pledge Agreement.

               (ii) The execution, delivery and performance by the Purchase Contract Agent of the Purchase Contract Agreement and the Pledge Agreement, and the authentication and delivery of the PIES, have been duly authorized by all necessary corporate action on the part of the Purchase Contract Agent. The Purchase Contract Agreement and the Pledge Agreement have been duly executed and delivered by the Purchase Contract Agent, and constitute the valid and binding agreements of the Purchase Contract Agent, enforceable against the Purchase Contract Agent in accordance with their terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions and an implied covenant of good faith and fair dealing.

               (iii)The execution, delivery and performance of the Purchase Contract Agreement and the Pledge Agreement by the Purchase Contract Agent does not conflict with or constitute a breach of the charter or by-laws of the Purchase Contract Agent.

               (iv) No consent, approval or authorization of, or registration with or notice to, any state or federal governmental authority or agency is required for the execution, delivery or performance by the Purchase Contract Agent of the Purchase Contract Agreement and the Pledge Agreement.

          (f) The Underwriter shall not have discovered and promptly disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Final Prospectus or any amendment or supplement thereto contains any untrue statement of a fact which, in the opinion of Simpson Thacher & Bartlett, counsel for the Underwriter, is material or omits to state any fact which, in the opinion of such counsel, is material and (i) is required to be stated therein or (ii) is necessary to make the statements therein not misleading.

          (g) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Purchase Contract Agreement, the Pledge Agreement, the Remarketing Agreement, the Purchase Contracts, the Common Stock to be issues and sold pursuant to the Purchase Contracts, the Registration Statement and the Final Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby, shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (h) At the time of execution of this Agreement, the Underwriter shall have received letters from each of Deloitte & Touche LLP and KPMG Peat Marwick LLP, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Final Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

          (i) With respect to the letters of Deloitte & Touche LLP and of KPMG Peat Marwick LLP referred to in the preceding paragraph and delivered to the Underwriter concurrently with the execution of this Agreement (the "initial letters"), the Company shall have furnished to the Underwriter letters (the "bring-down letters") of such accountants, addressed to the Underwriter and dated as of such Delivery Date confirming in all material respects the conclusions and findings set forth in the initial letter.

          (j) The Company shall have furnished to the Underwriter a certificate, dated such Delivery Date, of its Chairman of the Board or its President and its chief financial officer stating that:

          (i) The representations, warranties and agreements of the Company in
     Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Section 7(a) have been fulfilled;

          (ii) They have carefully examined the Registration Statement and the Final Prospectus and, in their opinion (A) the Registration Statement and the Final Prospectus, as of such Delivery Date, did not include any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the date of this Agreement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Final Prospectus.

          (k) On each Delivery Date, counsel for the Underwriter shall have been furnished with such documents as they may require for the purpose of enabling them to pass upon the issuance and sale of the PIES as herein contemplated, or other legal matters incident to the authorization, form and validity of this Agreement, the Purchase Contract Agreement, the Pledge Agreement, the Remarketing Agreement, the Purchase Contracts, the Common Stock to be issued and sold pursuant to the Purchase Contracts, the Registration Statement, the Preliminary Prospectus and the Final Prospectus or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by the Company in connection with the issuance and sale of the PIES as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

          (l) There shall not have been, since the date hereof or since the respective dates as of which information is given in the Final Prospectus, any material adverse change in the condition, financial or otherwise, or in the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

          (m) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company's or any significant subsidiary's debt securities or preferred stock by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's or any significant subsidiary's debt securities or preferred stock.

          (n) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the public offering or delivery of the PIES on the terms and in the manner contemplated in the Final Prospectus.

          (o) The New York Stock Exchange, Inc. shall have approved the Corporate PIES for listing, subject only to official notice of issuance.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

     8. Indemnification and Contribution

     (a) The Company shall indemnify and hold harmless the Underwriter, its officers and employees and each person, if any, who controls the Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the PIES), to which the Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, or in any amendment or supplement thereto, or (B) in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the PIES under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), or
(ii) the omission or alleged omission to state in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable under this Section 8(a) in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, or in any such amendment or supplement, or in any Blue Sky Application in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein; and provided further that as to the Preliminary Prospectus this indemnity agreement shall not inure to the benefit of the Underwriter, its officers or employees or any person controlling the Underwriter on account of any loss, claim, damage, liability or action arising from the sale of PIES to any person by the Underwriter if the Underwriter failed to send or give a copy of the Final Prospectus to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact in the Preliminary Prospectus was corrected in the Final Prospectus, unless such failure resulted from non-compliance by the Company with
Section 5(c). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Underwriter or to any officer, employee or controlling person of the Underwriter.

     (b) The Underwriter shall indemnify and hold harmless the Company, its officers and employees, each of its directors and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon,
(i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriter shall have the right to employ counsel to represent jointly the Underwriter and its officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriter against the

Company under this Section 8 if, in the reasonable judgment of the Underwriter, it is advisable for the Underwriter and its officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the written consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party under Section 8(a) or 8(b), as the case may be, in respect of any loss, claim damage or liability or any action in respect thereof, referred to therein, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof referred to in Section 8(a) or 8(b), as the case may be, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the PIES or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the PIES purchased under this Agreement (before deducting expenses) received by the Company on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the PIES purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the PIES under this Agreement, in each case as set forth on the cover of the Final Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this Section 8(d). The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d) the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the PIES underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The Underwriter confirms and the Company acknowledges that the statements with respect to the public offering of the PIES set forth on the cover page of and under the caption "Underwriting" in, the Final Prospectus are correct and constitute the only information concerning the Underwriter furnished in writing to the Company specifically for inclusion in the Registration Statement and the Final Prospectus.

     9. Termination. The obligations of the Underwriter hereunder may be terminated by the Underwriter by notice given to and received by the Company prior to delivery of any payment for the Firm PIES if, prior to that time, any of the events described in Sections 7(l), 7(m) or 7(n) shall have occurred or if the Underwriter shall decline to purchase the PIES for any reason permitted under this Agreement.

     10. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a) if to the Underwriter, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax:
     212-526-6588) with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., Three World Financial Center, 10th Floor, New York, New York 10285;

          (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Jonathon K. Heffron, Esq. (Fax:
     713-543-7744);

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

     11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, and their respective successors and assigns. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control the Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriter contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company and officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     12. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriter contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the PIES and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

     13. Definition of the Terms "Business Day" and "Subsidiary". For purposes of this Agreement, (a) "business day" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

     14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

     15. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

     16. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     17. Consent to Jurisdiction. Each party irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the "Specified Courts"), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. The parties further agree that service of any process, summons, notice or document by mail to such party's address as set forth in Section 10 hereof shall be effective service of process for any lawsuit, action or other proceeding brought in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in the Specified Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

     If the foregoing correctly sets forth the agreement between the Company and the Underwriter, please indicate your acceptance in the space provided for that purpose below.


                                        Very truly yours,

                                        BANK UNITED CORP.


                                        By:/s/ Barry C. Burkholder
                                           --------------------------
                                           Title: President and CEO


Accepted:

LEHMAN BROTHERS INC.


By:/s/ Mark H. Burton
   ---------------------
 AUTHORIZED REPRESENTATIVE
     Managing Director

                                   SCHEDULE 1


                              List of Subsidiaries

BANK UNITED CORP. SUBSIDIARIES

     BNKU Holdings, Inc.

     BUC Reinsurance Company

     BUC Acquisition II Corporation

BNKU HOLDINGS, INC. SUBSIDIARIES

     Bank United

     BUC Title Ventures, Inc.

BANK UNITED SUBSIDIARIES

     Commonwealth United Mortgage Company

     United Agency Corporation

     United Capital Management Corporation

     United Greenway Securities Services, Inc.

     United Mortgage Securities Corporation

     United Mortgage Securities, Inc.

     USAT Mortgage Securities, Inc.

     Bank United Securities Corp.

UNITED AGENCY CORPORATION SUBSIDIARY

     Commonwealth General Services Agency, Inc.

                                                                  Exhibit A

                               FORM OF OPINION OF
                         WACHTELL, LIPTON, ROSEN & KATZ
                    TO BE DELIVERED PURSUANT TO SECTION 7(b)

     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus, and to enter into and perform its obligations under the Underwriting Agreement. The activities of each of the Company's subsidiaries are permitted to subsidiaries of a savings and loan holding company.

     (iii) The Bank is the only "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X). The only subsidiaries of the Company other than the Bank are the wholly-owned subsidiaries of the Bank listed on Schedule 1 to the Underwriting Agreement which, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

     (iv) The Company has an authorized capitalization as set forth in the Final Prospectus. The shares of issued and outstanding capital stock of the Company, including the shares of Preferred Stock being delivered on such Delivery Date, have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company, including the shares of Preferred Stock being delivered on such Delivery Date, was issued in violation of any preemptive or other similar rights of any securityholder of the Company.

     (v) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

     (vi) The unissued shares of Common Stock to be issued and sold by the Company pursuant to the Purchase Contracts have been duly and validly authorized and reserved for issuance and when issued and delivered in accordance with the provisions of the Purchase Contracts, will be duly and validly issued, fully paid and non-assessable.

     (vii) The Corporate PIES have been duly authorized, executed and delivered by the Company and (assuming due execution by the Purchase Contract Agent as attorney-in-fact of the holders thereof and due authentication by the Purchase Contract Agent) upon payment therefor as set forth in the Underwriting Agreement, will be duly and validly issued and outstanding, and will constitute valid and binding obligations of the Company entitled to the benefits of the Purchase Contract Agreement and enforceable against the Company in accordance with their terms, except as enforceability may be limited by the Bankruptcy Exceptions and an implied covenant of good faith and fair dealing.

     (viii) The Purchase Contract Agreement and the Pledge Agreement have been duly authorized, executed and delivered by the Company and (assuming due execution and delivery by the Purchase Contract Agent and, in the case of the Pledge Agreement, the Securities Intermediary and the Collateral Agent) constitute valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms, except as the enforceability thereof may be limited by the Bankruptcy Exceptions and an implied covenant of good faith and fair dealing. While the matter is not free from doubt, if a Termination Event occurs by reason of the Company's becoming a debtor in a case under the Bankruptcy Code, Section 365(e)(1) of the Bankruptcy Code should not deprive the Purchase Contract Agent of the substantive benefit of the provisions of Sections 3.15 and 5.8 of the Purchase Contract Agreement and Section 5.4 of the Pledge Agreement that require termination of the Purchase Contracts and release of the Collateral Agent's security interest in the Pledged Shares and Pledged Treasury Securities; provided, however, that exercise of the rights afforded to the Purchase Contract Agent under such provisions may require relief from the automatic stay arising in such Bankruptcy Code case.

     (ix) The Remarketing Agreement has been duly authorized, executed and delivered by the Company.

     (x) The provisions of the Pledge Agreement are effective to create, in favor of the Collateral Agent for the benefit of the Company, a valid and perfected security interest under the Uniform Commercial Code as in effect on the date of such opinion in the State of New York (the "New York UCC") in the Pledged Preferred Stock and under applicable regulation of the United States Treasury as in effect on such date in the Pledged Treasury Securities from time to time credited to the Collateral Account in accordance with the Pledge Agreement. For purposes of such counsel's opinion, capitalized terms used in this clause (x) shall have the meanings ascribed to such terms in the Pledge Agreement.

     (xi) There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, (A) any shares of Common Stock issuable pursuant to the Purchase Contracts or (B) the Preferred Stock pursuant to the Company's charter, by-laws, the certificate of designation relating to the Preferred Stock or any agreement or other instrument known to such counsel.

     (xii) The Registration Statement has been declared effective under the Securities Act; the Final Prospectus was filed with the Commission pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

     (xiii) The Registration Statements, the Final Prospectus, and each amendment or supplement to the Registration Statement and the Final Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

     (xiv) The statements contained in the Final Prospectus under the captions (A) "Description of Offered Securities," in the Basic Prospectus and
(B) "Prospectus Supplement Summary--The Offering," "Description of the PIES," "Description of the Purchase Contracts," "Certain Provisions of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement," and "Description of the Preferred Stock" in the Prospectus Supplement insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

     (xv) The statements set forth in the Final Prospectus under the caption "United States Federal Income Tax Consequences" insofar as they purport to constitute summaries of matters of United States federal tax laws and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

     (xvi) To the best of our knowledge, there are no statutes or regulations that are required to be described in the Final Prospectus that are not described as required.

     (xvii) Neither the Company, the Bank nor any of their respective subsidiaries is in violation of its charter or by-laws and, to the best of our knowledge, no default by the Company, the Bank or any of their respective subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Final Prospectus or filed as an exhibit to the Registration Statement.

     (xviii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign including, without limitation, the OTS and FDIC (other than under the Securities Act and the Rules and Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement, the offering, issuance, sale or delivery of the PIES, the performance of the Transactions, or the performance by the Company of its obligations pursuant to the Underwriting Agreement, the Purchase Contract Agreements, the Pledge Agreement, the Remarketing Agreement, the Purchase Contracts, the Preferred Stock or the PIES.

     (xix) The execution, delivery and performance of the Underwriting Agreement, the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement, and the consummation by the Company of the Transactions contemplated thereby and in the Registration Statement have been duly authorized by all necessary corporate action and do not and will not result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company.

     (xx) To the best of our knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, except as described in the

Registration Statement or as set forth in any agreement described therein as containing such rights.

     (xxi) The Company is not, and upon the sale of the PIES as contemplated in the Underwriting Agreement and the application of the net proceeds therefrom as described in the Final Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

     Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we make no statement), at the time the Final Prospectus was issued, at the time any such amended or supplemented Final Prospectus was issued or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991). All terms used but not defined in this exhibit should have the meanings ascribed to them in the Underwriting Agreement and should be defined accordingly in the form of opinion to be delivered.

                                                                 Exhibit B

                               FORM OF OPINION OF
                               JONATHON K. HEFFRON
                         GENERAL COUNSEL OF THE COMPANY,
                    TO BE DELIVERED PURSUANT TO SECTION 7(c)

     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus, and to enter into and perform its obligations under the Underwriting Agreement. The activities of each of the Company's subsidiaries are permitted to subsidiaries of a savings and loan company.

     (iii) The Bank is the only "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X). The only subsidiaries of the Company other than the Bank are the wholly-owned subsidiaries of the Bank listed on Schedule 1 to the Underwriting Agreement, which, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X. The activities of all of the Bank's subsidiaries are permitted to subsidiaries of a federally chartered savings bank, the deposits of which are insured by the SAIF, which is administered by the FDIC.

     (iv) The Bank is a federally chartered stock savings bank, duly incorporated and validly existing under the laws of the United States, and the Bank's charter is in full force and effect. The Bank is a member of the Federal Home Loan Bank of Dallas and has been duly issued a certificate stating that its savings accounts are insured by the FDIC in accordance with applicable law, and no proceedings for the termination or revocation of such membership or insurance are pending or, to the best of my knowledge, threatened.

     (v) The Bank has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus.

     (vi) Each subsidiary of the Bank has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus. The activities described in the Final Prospectus of each of the Bank's subsidiaries are permitted activities of subsidiaries of a federally chartered savings bank, the deposits of which are insured by the SAIF, which is administered by the FDIC.

     (vii) The Company, the Bank and each subsidiary of the Company or the Bank is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

     (viii) All of the issued and outstanding capital stock of the Bank and each subsidiary of the Bank has been duly authorized and validly issued, is fully paid and non-assessable and, except as otherwise disclosed in the Registration Statement, is owned by the Company, directly or through subsidiaries, to the best of my knowledge, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

     (ix) The Company has an authorized capitalization as set forth in the Final Prospectus. The shares of issued and outstanding capital stock of the Company, including the shares of Preferred Stock being delivered on such Delivery Date, have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company, including the shares of Preferred Stock being delivered on such Delivery Date, was issued in violation of any preemptive or other similar rights of any securityholder of the Company.

     (x) The documents incorporated by reference in the Final Prospectus and any further amendment or supplement to any such incorporated document made by the Company prior to the Closing Date (other than the financial statements and related schedules contained therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

     (xi) There is not pending or, to my knowledge, threatened any action, suit, proceeding, inquiry or investigation, to which the Company or the Bank or any of their respective subsidiaries is a party, or to which the property of the Company or the Bank or any of their respective subsidiaries is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder. The aggregate of all pending legal or governmental proceedings to which the Company, the Bank, or any of their respective subsidiaries is known by me to be a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect. To the best of my knowledge, neither the Company nor any of its subsidiaries is a party to any written agreement or memorandum of understanding with, or commitment letter or similar undertaking to, or subject to any order or directive issued by, or a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any federal or state government agency or authority with responsibility for the supervision or regulation of depository institutions or their holding companies or the insurance of deposits, which in any such case materially restricts the conduct of its business or in any manner relates to its capital adequacy, its credit policies or its management, nor has the Company or any of its subsidiaries been advised by any such regulatory authority that it is contemplating issuing or requesting any such order, decree, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar undertakings or board resolutions. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

     (xii) To the best of my knowledge, there are no statutes or regulations that are required to be described in the Final Prospectus that are not described as required.

     (xiii) All descriptions in the Registration Statement of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

     (xiv) Neither the Company, the Bank nor any of their respective subsidiaries is in violation of its charter or by-laws and no default by the Company, the Bank or any of their respective subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Final Prospectus or filed as an exhibit to the Registration Statement.

     (xv) The execution, delivery and performance of the Underwriting Agreement, the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement, and the consummation by the Company of the Transactions contemplated thereby and in the Registration Statement has been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section l(p) of the Underwriting Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Bank or any of their respective subsidiaries is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company, the Bank or any of their respective subsidiaries, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Bank, or any of their respective subsidiaries or any of their respective properties, assets or operations.

     (xvi) There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company or the Bank under the Securities Act, except as described in Registration Statement or as set forth in any agreement described therein as containing such rights.

     (xvii) The Company, the Bank and each of its subsidiaries possess such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company, the Bank and each of its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company, the Bank nor any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

     (xviii) The Company, the Bank and each of their respective subsidiaries have good and marketable title to all real, tangible and intangible property reflected in the most recent balance sheet included in the Final Prospectus as owned by the Company, the Bank and its subsidiaries and good title to all other properties reflected in the most recent balance sheet included in the Final Prospectus as owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Final Prospectus or (a) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, the Bank or any of their respective subsidiaries; or, with respect to any such real property, render title unmarketable as to a material part thereof and all of the leases and subleases material to the business of the Company, the Bank and of their respective subsidiaries, considered as one enterprise, and under which the Company, the Bank or any of their respective subsidiaries holds properties described in the Final Prospectus, are in full force and effect, and neither the Company, the Bank nor any of their respective subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Bank or any of their respective subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, the Bank or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

     (xix) Except as described in the Registration Statement or except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) the Company, the Bank and each of their respective subsidiaries is not in violation of any Environmental Laws, (B) the Company, the Bank and each of their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, the Bank or any of their respective subsidiaries and (D) to the knowledge of the Company there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, the Bank or any of their respective subsidiaries relating to Hazardous Materials or any Environmental Laws.

     (xx) In the event the Company shall become either directly or indirectly a bank holding company for purposes of the BHC Act and the BHC Rules, the current activities of the Company

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and its subsidiaries (as defined in the BHc Rules) would be activities permissible for a bank holding company under the BHC Act and the BHC Rules.

     (xxi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign including, without limitation, the OTS and FDIC is necessary or required by federal banking laws and regulations in connection with the due authorization, execution and delivery of the Underwriting Agreement, the offering, issuance, sale or delivery of the PIES, the performance of the Transactions, or the performance by the Company of its obligations pursuant to the Underwriting Agreement, the Purchase Contract Agreements, the Pledge Agreement, the Remarketing Agreement, the Purchase Contracts, the Preferred Stock or the PIES.

     Nothing has come to my attention that would lead me to believe that the Registration Statement or any amendment thereto, including the information included in any prospectus that was omitted from such Registration Statement at the time it became effective but that is deemed to be part of such Registration Statement at the time it became effective (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which I make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which I make no statement), at the time the Final Prospectus was issued, at the time any such amended or supplemented Final Prospectus was issued or at either Delivery Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991). All terms used but not defined in this exhibit should have the meanings ascribed to them in the Underwriting Agreement and should be defined accordingly in the form of opinion to be delivered.